Exhibit 5.2

[OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

October 19, 2015

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, CT 06053

Re	Stanley Black & Decker, Inc. Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of the following securities of the Company: (i) shares of common stock, par value $2.50 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”) to be issued in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more depositaries to be named, (iii) debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”), dated November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Indenture Trustee”) to JP Morgan Chase Bank N.A., and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), dated November 22, 2005, between the Company and HSBC Bank USA, N.A. (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, the “Trustees”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) purchase contracts (“Purchase Contracts”) obligating holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, which may be issued pursuant to one or more purchase contract agreements proposed to be entered into by the Company and one or more purchase unit agents to be named

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therein, (vi) purchase units (the “Purchase Units”), each consisting of a Purchase Contract and either Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, securing a holder’s obligation to purchase Common Stock, Preferred Stock or such debt obligations under the Purchase Contracts, and (vii) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issuable upon conversion, exchange or exercise, as applicable, of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Purchase Contracts or Purchase Units (the “Indeterminate Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the Registration Statement;

(b)    the Senior Indenture, as amended to the date hereof;

(c)    the Subordinated Indenture, as amended to the date hereof;

(d)    the Statement of Eligibility of the Senior Indenture Trustee on Form T-1; and

(e)    the Statement of Eligibility of the Subordinated Indenture Trustee on Form T-1.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of

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the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Rules and Regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indentures and the supplemental indentures thereto and officer’s certificates establishing the terms of the Offered Debt Securities (as defined below).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Transaction Agreements have been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the applicable Transaction Agreements; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Transaction Agreements so as not to violate any applicable law, the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”), or the Amended and Restated ByLaws of the Company, as amended to the date hereof (the “ByLaws”), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the applicable Transaction Agreements and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Transaction Agreements and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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The opinions stated herein are subject to the following qualifications:

(a)    the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)    we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)    we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)    we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(i)    we have assumed that the Indentures were duly authorized, executed and delivered by the Trustee, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee; and

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(j)    we do not express any opinion with respect to the enforceability of applicable provisions contained in the Indentures and the supplemental indentures and officer’s certificates thereto to the extent that such provisions provide that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated.

In addition, in rendering the foregoing opinions we have assumed that:

(a)    the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)    the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements and that the Transaction Agreements have been and will be duly authorized, executed and delivered by the Company;

(c)    neither the execution and delivery by the Company of the Transaction Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Debt Securities: (i) conflicts or will conflict with the Certificate of Incorporation or ByLaws, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)    neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Donald Riccitelli, Corporate Counsel of the Company, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving

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this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP